Exhibit 10.1

K-V PHARMACEUTICAL COMPANY

EMPLOYMENT AND CONFIDENTIAL INFORMATION AGREEMENT

This Agreement (“Agreement”) is entered into on December 22, 1995, between Richard H. Chibnall (“Employee”) and K-V PHARMACEUTICAL COMPANY, a Delaware corporation (“KV”).

In consideration of Employee’s employment or continued employment by KV and other valuable consideration, the receipt and sufficiency of which are acknowledged, Employee agrees as follows:

1. Affiliates. KV has or may in the future have one or more subsidiaries and/or affiliated companies (collectively referred to in the remainder of this Agreement as the “Companies”). From time to time, KV and the Companies may exchange or use facilities, technology and/or Confidential Information (as that term is defined below) of the other. The covenants in this Agreement are for the benefit and protection of KV and the Companies.

2. Nature of Employment. Employee is hereby employed by KV in the position of Corporate Controller. Employee acknowledges and agrees that his/her job title and/or responsibilities may change from time to time. Employee further agrees that, at all times, (s)he shall devote his/her full time and best efforts to performing all duties reasonably assigned by KV.

3. Compensation. As compensation for Employee’s services to KV, Employee shall receive a base salary at the rate of One Hundred Thousand Dollars ($100,000.00) per year, payable at such intervals as KV pays its other employees. In addition, Employee shall be entitled to participate in the fringe benefits normally provided to other KV employees at comparable employment levels. Employee’s compensation shall be subject to KV’s normal compensation review.

4. Term. The initial term of this Agreement shall begin on December 22, 1995, and continue until March 31, 1996, unless terminated sooner in accordance with paragraph 5 of this Agreement. If not terminated sooner under paragraph 5 hereof, this Agreement shall automatically renew for successive one (1) year periods unless and until either party terminates this Agreement pursuant to the provisions of paragraph 5. Termination of this Agreement by either party, for any reason, shall in no manner affect the covenants contained in paragraphs 6-11 of this Agreement.

5. Termination. Either party may terminate this Agreement, for any reason, by giving the other party thirty (30) calendar day’s advance written notice. KV may, at its sole discretion, elect to pay Employee in lieu of having Employee continue to work during the notice period. If KV exercises this right and option, it shall pay Employee, on KV’s regularly scheduled paydays and in accordance with KV’s regular pay practices, either: (A) Employee’s regular wages for a period of thirty (30) calendar days or (B) one-half (1/2) of Employee’s regular wages for a period of sixty (60) calendar days. KV reserves the right to cease the payment(s) described above if, in KV’s reasonable determination, Employee breaches this Agreement during the period of such payments. Notwithstanding the foregoing, KV may terminate this Agreement without prior written notice to Employee or any continuing compensation obligations if, in KV’s reasonable determination, Employee has breached this Agreement or Employee’s continued employment is detrimental to KV’s best interests. By way of example, but not limitation, Employee’s continued employment will be deemed detrimental to KV’s best interests if Employee has engaged in dishonesty, disloyalty, failure to perform his/her duties to KV or any act which may be harmful to the reputation of KV and/or the Companies.

6. Confidential Information. In the course of performing his/her responsibilities as an employee of KV, Employee has or may come into possession of technical, financial or business information pertaining to KV and/or the Companies which is not published or readily available to the public, including, but not limited to, trade secrets, techniques, designs, formulae, methods, processes, devices, machinery, equipment, inventions, research and development projects, programs, plans and data, clinical projects and data, plans for future developments, marketing concepts and plans, pricing information, licensing agreements, and lists of or other information pertaining to and/or received from employees, customers and/or suppliers (“Confidential Information”). Employee acknowledges that the Confidential Information is important to and greatly affects the success of KV and the Companies in a competitive, worldwide marketplace. Employee further agrees that while employed by KV and at all times thereafter, regardless of how, when and why that employment ends, Employee shall hold in the strictest confidence, and shall not disclose, duplicate and/or use for himself/herself or any other person or entity any Confidential Information without: (A) the prior written consent of an officer of KV, or (B) unless required to do so in order to perform his/her responsibilities while employed by KV.

7. Publication. Employee agrees not to publish or cause or permit to be published any article, oral presentation or material related to KV and/or the Companies, including any information related to any products or proposed products, without obtaining the prior written consent of an officer of KV.

8. No Other Contract. Except as listed below, Employee warrants that (s)he is not bound by the terms of any other agreement, oral or written, which would limit or preclude him/her from disclosing to KV and/or the Companies any idea, invention, discovery or other information pertaining or related to Employee’s responsibilities as an employee of KV. Employee agrees to promptly provide KV with a copy of any and all agreements listed below. Employee further agrees not to disclose to KV or the Companies, or to seek to induce KV or the Companies to use any confidential information, material or trade secrets belonging to any other person or entity.

9. Right to Work Product. Any and all designs, inventions, discoveries, improvements, specifications, technical data, reports, business plans and other embodiments of Employee’s work conceived, made, discovered and/or produced by Employee during the period of his/her employment by KV, either solely or jointly with others: (A) in the course of performing his/her duties for KV, (B) which are based, in whole or part, upon Confidential Information, the resources, supplies, facilities or business, technical or financial information of KV and/or the Companies, or (C) which relate to the business or the anticipated research and development of KV, the Companies or both (“Work Product”), shall be the sole property of KV and available to KV at all times. Employee agrees to promptly disclose and assign and hereby assigns to KV, without royalty or other additional consideration, any and all of Employee’s proprietary rights to any and all Work Product. Employee further agrees that during his/her employment by KV and after that employment ends, regardless of how, when and why, (s)he shall, upon KV’s request: (A) execute any and all applications for copyright and/or patent of Work Product which may be prepared for his/her signature, (B) assign to KV any and all such applications, copyrights and patents relating thereto, and (C) assist KV, as KV deems necessary, in order for KV to apply for, defend or enforce any copyright or patent. KV shall pay all expenses of preparing, filing and prosecuting any such application and of obtaining such copyrights and patents. In the event Employee is not employed by KV at the time any request for assistance is made by KV, KV shall pay Employee a reasonable payment for Employee’s time and shall schedule any needed assistance so as to not to interfere with Employee’s then current employment and obligations.

10. Return of Property. Upon the termination of Employee’s employment with KV, regardless of how, when and why that employment ends, Employee shall immediately deliver to KV all property of KV and all property of the Companies, including, but not limited to, all records and documents (including all copies) containing or relating to Confidential Information.

11. Restrictive Covenants. The parties acknowledge and agree that at the time this Agreement was entered, the business of KV and the Companies included, but was not limited to, the contract or private label manufacture for other marketers or distributors of pharmaceutical preparations or specialty chemicals, and the research, development, manufacture, sale and distribution of drug delivery products and technology. Employee agrees that during the thirty-six (36) consecutive months immediately following termination of Employee’s employment with KV, regardless of how, when or why that employment ends, Employee shall not in any manner or in any capacity, directly or indirectly, for himself/herself or any other person or entity, actually or attempt:

(A)	to perform any of the same or similar responsibilities as Employee performed for KV under this Agreement, on behalf of or for any business that engages in the same or similar business as:

(i)	KV anywhere KV has conducted business, or

(ii)	the Companies anywhere the Companies have conducted business during the twenty-four (24) months immediately preceding termination of employment; or

(B)	to interfere with or take away:

(i)	any customer of KV that has conducted business with KV, or

(ii)	any customer of the Companies that has conducted business with the Companies during the twenty-four (24) months immediately preceding termination of employment; or

(C)	to interfere with any of the suppliers of KV and/or the Companies, including, without limitation, reducing in any material way the willingness or capability of any supplier to continue supplying KV with its and/or the Companies with their present or contemplated requirements; or

(D)	to solicit or interfere with the relationship between KV and any of its employees or agents, and/or the Companies and any of their employees or agents; or

(E)	to acquire any interest in any business that engages in the same or similar business as:

(i)	KV anywhere KV has conducted business, or

(ii)	the Companies anywhere the Companies have conducted business during the twenty-four (24) months immediately preceding termination of employment.

Employee further agrees that (s)he shall not engage in any of the activities listed above while (s)he is employed by KV.

Employee acknowledges and agrees that his/her experience, knowledge and capabilities are such that (s)he can obtain employment in unrelated pharmaceutical, chemical, food, industrial, household, confectionery or other businesses, and that the enforcement of this paragraph 11 by way of injunction would not prevent Employee from earning a livelihood. Employee further agrees that if (s)he has any question(s) regarding the scope of activities restricted by this paragraph 11, (s)he shall, to avoid confusion or misunderstanding, submit the question(s) in writing to an officer of KV for a written response by KV. Employee additionally agrees to keep KV advised of the identity of his/her employer and his/her work location during the period covered by this paragraph 11.

12. Investment Securities. Anything to the contrary notwithstanding, nothing in this Agreement shall limit the right of Employee as an investor to hold or to acquire the stock or other investment securities of any business entity that is registered on a national securities exchange or regularly traded on a generally recognized over-the-counter market, so long as Employee’s interest of any such business entity does not exceed five percent (5%) of the ownership of that business entity.

13. Material Breach. Any breach of this Agreement shall be a material breach of this Agreement.

14. Employee Consent. In order to preserve the rights under this Agreement of KV and the Companies, KV and/or the Companies may advise any third party with whom Employee may consider, establish or contract a relationship of the existence of this Agreement and of its terms. KV and the Companies shall have no liability for so acting.

15. Controlling Law. This Agreement shall be construed in accordance with the laws of the State of Missouri. The parties agree that any controversy arising with respect to this Agreement shall fall under the exclusive jurisdiction of the Circuit Court of the County of St. Louis, Missouri, and each party hereby consents to the jurisdiction of that court.

16. Remedies. Employee agrees that the promises in this Agreement are reasonable and necessary to protect the legitimate business interests of KV and the Companies, that any violation by Employee of any of the promises in this Agreement would result in great damage and irreparable injury to KV and/or the Companies, and that KV and/or the Companies have the right to any and all legal and/or equitable remedies available for breach of this Agreement. Employee further agrees that enforcement by KV and/or the Companies of the promises contained in this Agreement by way of injunction would not prevent Employee from making a living.

17. Severability. In the event any whole or partial provision in this Agreement is deemed unenforceable, it shall not invalidate the remaining whole or partial provisions of this Agreement. In addition, the parties have attempted to limit Employee’s right to compete only to the extent necessary to protect KV from unfair competition. Consequently, the parties further agree that if any whole or partial restrictive covenant in this Agreement is deemed unenforceable because overly broad in geographic scope, activity or time duration, that provision shall be automatically modified so as to be enforceable to the maximum extent reasonable.

18. Assignment. This Agreement is not assignable by Employee, and shall be binding upon Employee and Employee’s heirs, executors and legal and/or personal representatives. This Agreement is assignable by KV, and shall inure to the benefit of KV, its successors and assigns.

19. Nonwaiver. Failure of KV and/or the Companies to exercise any of its/their rights in the event Employee breaches any of the promises in this Agreement shall not be construed as a waiver of such a breach or prevent KV and/or the Companies from later enforcing strict compliance with the promises in this Agreement.

20. Modification. This Agreement contains the parties’ complete agreement, and supersedes any other agreement, oral or written, pertaining to the subject matter of this Agreement. This Agreement may be altered, amended or revoked at any time only by a writing signed by both parties.

21. Acknowledgment. Employee agrees that: (A) (s)he fully understands his/her right to discuss all aspects of this Agreement with legal or personal advisors of his/her choice, (B) to the extent (s)he desired, (s)he has done so, (C) (s)he has carefully read and fully understands all of the provisions of this Agreement, and (D) (s)he has voluntarily entered into this Agreement.

IN WITNESS WHEREOF, Employee and KV have executed this Agreement on the day and year first written above.

EMPLOYEE	COMPANY

/s/ Richard H. Chibnall	By	/s/ Gerald R. Mitchell

	Title	VP, Finance
KV Pharmaceutical Company

KV PHARMACEUTICAL COMPANY

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into effective February 1, 2000, between RICHARD H. CHIBNALL (“Employee”) and KV PHARMACEUTICAL COMPANY, a Delaware corporation (“KV”).

WHEREAS KV and Employee have entered into that certain KV Pharmaceutical Company Employment and Confidential Information Agreement dated December 22, 1995 (the “Employment Agreement”); and

WHEREAS KV and Employee desire to make certain changes and additions to Employment Agreement;

NOW THREFORE, in consideration of Employee’s employment or continued employment by KV and other valuable consideration, the receipt and sufficiency of which are acknowledged, KV and Employee agrees as follows:

1. Paragraph 2 of the Employment Agreement regarding “Nature of Employment” is hereby amended to specify the position of Vice President, Finance.

2. Paragraph 3 of the Employment Agreement regarding “Compensation” is hereby amended to specify a base salary of One Hundred Thirty Seven Thousand Five Hundred Dollars ($137,500.00) effective February 1, 2000.

3. Paragraph 4 of the Employment Agreement regarding “Term” is hereby amended in its entirety to read as follows:

4. Term. This Agreement shall be effective as of the date first set forth above and continue until March 31, 2005, unless terminated sooner in accordance with Paragraph 5 of this Agreement. If not terminated sooner under Paragraph 5 hereof, this Agreement shall automatically renew for successive twelve (12) month periods unless and until either party terminates this Agreement pursuant to the provisions of Paragraph 5. Termination of this Agreement by either party, for any reason, shall in no matter affect the covenants contained in Paragraphs 6-11 of this Agreement.

4. Paragraph 5 of the Employment Agreement regarding “Termination” is hereby amended in its entirety to read as follows:

5. Termination.

(A) Voluntary. Employee may terminate this Agreement (a) at the end of the initial term or, after completion of the initial term, (b) at the end of each successive term, for any reason, by notifying KV in writing three (3) calendar months’ prior to the end of the term, or (c) within one (1) calendar month following a substantial reduction in Employee’s position and responsibilities by notifying KV in writing of Employee’s voluntary termination effective six (6) calendar months after the date of such notice. In all three cases, such advance written notice shall be directed to KV’s Vice President, Human Resources.

In the event of such voluntary termination, Employee agrees, pursuant to (a) or (b) above, to remain on the job for the balance of the term and for three (3) additional months after the end

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of the term. Employee agrees in the event of termination under any of the foregoing subparagraphs (a), (b) or (c) to at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that have been required of him prior to Employee’s notice of termination for the balance of his employment, all to the reasonable satisfaction of KV. Employee agrees that he will remain actively at work, as described above and will continue to be compensated at his normal rate, during the entire six (6) month notice period unless he is released from all responsibilities prior to the end of the notice period by the Board of Directors or the Chief Executive Officer of KV, in which case, his compensation shall be discontinued. Because of the nature of the position and the business, Employee agrees that if he should fail to fully comply with the notice required by this subsection, and if he should fail to fully comply with the requirement to remain on the job and faithfully and to the best of his ability perform all of his duties, KV will incur damages as a direct result and that the amount of said damages will be difficult to ascertain. Accordingly, specific performance will be required unless KV releases Employee from these obligations.

If Employee decided to terminate his employment with KV, Employee shall disclose Employee’s decision to terminate to the Vice President, Human Resources of KV and shall not disclose such information to any other party (except for a subsequent employer of Employee which has agreed to keep such information confidential until KV has announced Employee’s termination) until such time as the Vice President, Human Resources of KV determines how and when to announce Employee’s termination.

(B) Involuntary. In the event of involuntary termination by KV, except termination for cause, KV shall provide Employee with severance pay of no less than one-half of the Employee’s annual base salary, then in effect under Paragraph 3 of this Agreement, less usual withholdings. This severance package shall be paid in six (6) equal monthly installments, each payment to be made on the last day of each of the six (6) calendar months following the last day worked. In addition, KV shall provide Employee, at KV’s expense, with medical, disability and life insurance coverage and all other insurance coverage of the same or similar types, and in the same or similar amounts as KV is providing to Employee immediately prior to the last day worked. This continuation of insurance coverage shall cease the earlier of six (6) months after the last date worked or at such time as Employee obtains other full-time, non-temporary employment which provides comparable coverage. In addition, as of the last date worked unless Employee is involuntarily terminated for cause, all stock options shall become immediately exercisable and shall remain exercisable until the earlier of six (6) months following the last date worked or at such time as Employee obtains other full-time, non-temporary employment.

In consideration of the severance pay provided under this paragraph, in the event of the cancellation, termination or expiration of the Employment Agreement for any reason, Employee agrees to provide reasonable and necessary services to assist KV in transition of responsibilities and ongoing continuity of his job function unless KV does not request such services.

KV may terminate this Agreement for cause and in such event Employee shall not be entitled to any severance pay. The term “for cause” as used herein shall mean (i) commission of a dishonest or criminal act in respect of Employee’s employment or conviction of a felony, or (ii) breach of trust or gross negligence, or (iii) willful refusal to perform duties imposed by this Agreement which are legal and not improper, or (iv) Employee’s violation of Paragraph 6, 8, 9 or 10 of this Agreement, or (v) the continuing neglect or failure of Employee to perform the duties reasonably assigned to Employee by KV and after notice from KV of such neglect or failure, Employee’s failure to cure such neglect or failure. Any termination of this agreement by KV shall be effective only upon providing Employee with written notice and advising Employee as to whether his termination is for cause.

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Employee acknowledges that the duties and obligations of Paragraphs 7, 9, 10, 11 and 12 shall survive the termination of his employment.

6. The following new Sections 22 and 23 are hereby added to the end of the Employment Agreement:

22. Change of Control.

(A) Definition. For purposes of this Agreement, a “Change of Control” of KV shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that Act, of twenty percent (20%) or more of the voting stock of KV;

(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds (2/3) of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii) KV adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) all or substantially all of the assets or business of KV is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of KV immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of KV); or

(v) KV combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of KV, immediately prior to the combination hold, direct or indirectly, fifty percent (50%) or less of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

(B) Termination After Change in Control. In the event of a Change of Control of KV, if (i) immediately preceding such Change of Control, Employee was providing services under Paragraph 2 or 5, and (ii) Employee’s employment in such capacity terminates within a two-year period following such Change of Control (“Termination”), involuntarily, with or without cause, for any reason whatsoever, except for the death or disability of Employee, Employee shall be entitled to the benefits provided in Paragraph 22(C). For purposes of this Paragraph 22, “Date of Termination” shall mean the date on which a Notice of Termination is given, unless the parties agree to another date, and “Notice of Termination” shall mean a written notice communicated by either party to the other party which indicates that Employee’s employment with KV is being terminated.

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(C) Payments on Termination After Change in Control.

(i) Employee’s annual base salary through the Date of Termination at the rate in effect on the date Notice of Termination is given, including vacation pay, allowances and other compensation and benefits, and (ii) the amount, if any, of any bonus for the past fiscal year (and pro rata for any portion of the then current fiscal year through the Date of Termination) which has not been awarded or paid under any bonus plans in which Employee is entitled to participate at the time of the Change of Control or under other bonus plans at least as beneficial to Employee. In addition, KV shall continue in full force and effect for the benefit of Employee through the Date of Termination all stock ownership, purchase or option plans, employee benefit or compensation plans, and insurance or disability plans in effect immediately preceding the Change of Control or plans substantially similar thereto.

(ii) In lieu of any further payments or benefits to be paid or otherwise provided under Paragraph 5 (excluding any stock option or restricted stock grants, and any deferred compensation benefits for any period subsequent to the Date of Termination), KV shall pay as severance pay (“Severance Pay”) to Employee a lump sum payment equal to the sum of: (a) one and one-half (1 1/2) times the greater of: (x) Employee’s base salary immediately prior to the Date of Termination, or (y) Employee’s base salary in effect immediately prior to the date on which the Change of Control occurred, and (b) Employee’s bonus, which would be payable in respect of the eighteen (18) month period beginning on the Date of Termination as if Employee had continued his position assuming an annual bonus equal to the average of the three (3) complete bonus years immediately preceding the Date of Termination. Such Severance Pay shall be subject to all applicable federal and state income taxes. The Severance Pay based upon Employee’s base salary and bonus shall be paid on or before the fifth (5th) day following the Date of Termination. Employee, by written notice to KV at any time prior to a Change of Control of KV or the Date of Termination, may elect, in his sole discretion, to receive said Severance Pay interest-free at a future time, but in no event any later than eighteen (18) months after the Date of Termination.

(iii) To the extent not otherwise provided for under the terms of any of KV’s stock option agreements, all stock options granted by KV or any predecessor of KV to Employee shall vest and be exercisable or transferable as of the Date of Termination and shall remain fully exercisable for ninety (90) days following the Date of Termination.

(iv) With respect to welfare benefits (health, life, dental, AD&D), KV shall maintain in full force and effect, for the continued benefit of Employee and members of Employee’s family, for a period of eighteen (18) months after the Date of Termination; all employee benefit plans and programs, which KV otherwise provides for its employees.

(D) Application of Section 280G and Section 4999. If it shall be determined that any payment or distribution by KV to or for the benefit of Employee (whether paid or payable or distributable pursuant to the terms of this Paragraph 22, would be considered to be a parachute payment as defined in Section 280G of the Internal Revenue Code such that it would be subject to the payment by Employee of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1987, as amended, or any interest or penalties is alleged to be due from Employee with respect to such excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Employee’s Severance Pay shall be limited, as determined by Employer in its discretion, so as to avoid any Excise Tax.

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(23) Notice. Any notice given by either party hereunder shall be in writing and shall be personally delivered or shall be mailed, Express, certified or registered mail, or sent by a generally recognized next business day courier, postage or other charges prepaid, as follows:

To KV:

KV Pharmaceutical Company

2503 South Hanley Road

St. Louis, Missouri 63144

Attention: Vice President, Human Resources

To Employee:

At his address as set forth on the payroll records of KV,

or to such other address as may have been furnished to the other party by written notice. Notice shall be deemed given on the date personally delivered, or if sent by Express Mail or next business day courier on the business day following the date sent, or if otherwise mailed, two (2) calendar days after the date postmarked.

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IN WITNESS WHEREOF, Employee and KV have executed this Amendment on the day and year first written above.

“EMPLOYEE”

/s/ Richard H. Chibnall
RICHARD H. CHIBNALL

“KV”

KV PHARMACEUTICAL COMPANY

BY:	/s/ Marc S. Hermelin
MARC S. HERMELIN CHIEF EXECUTIVE OFFICER

Witness:	/s/ Sarah Weltscheff

Date:	February 17, 2000

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KV PHARMACEUTICAL COMPANY

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into effective April 1, 2005, between RICHARD H. CHIBNALL (“Employee”) and KV PHARMACEUTICAL COMPANY, a Delaware corporation (“KV”).

WHEREAS KV and Employee have entered into that certain KV Pharmaceutical Company Employment and Confidential Information Agreement dated December 22, 1995 (the “Employment Agreement”), and an Amendment dated February 1, 2000;

WHEREAS KV and Employee desire to make certain changes and additions to Employment Agreement and to modify and supercede the Amendment dated February 1, 2000 as provided herein;

NOW THEREFORE, in consideration of Employee’s employment or continued employment by KV and other valuable consideration, the receipt and sufficiency of which are acknowledged, KV and Employee agrees as follows:

1. Paragraph 3 of the Employment Agreement regarding “Compensation” is hereby amended to specify a base salary of Two Hundred Twenty Thousand Dollars ($220,000) effective April 1, 2005.

2. Paragraph 4 of the Employment Agreement regarding “Term” is hereby amended in its entirety to read as follows:

4. Term. This Agreement shall be effective as of the date first set forth above and continue until March 31, 2010, unless terminated sooner in accordance with Paragraph 5 of this Agreement. If not terminated sooner under Paragraph 5 hereof, this Agreement shall automatically renew for successive twelve (12) month periods unless and until either party terminates this Agreement pursuant to the provisions of Paragraph 5. Termination of this Agreement by either party, for any reason, shall in no manner affect the covenants contained in Paragraphs 6-11 of this Agreement.

3. Paragraph 5 of the Employment Agreement regarding “Termination” is hereby amended in its entirety to read as follows:

5. Termination.

(A) Voluntary. Employee may terminate this Agreement (a) at the end of the initial term or, after completion of the initial term, (b) at the end of each successive term, for any reason, by notifying KV in writing three (3) calendar months prior to the end of the term, or (c) within one (1) calendar month following a substantial reduction in Employee’s position and responsibilities by notifying KV in writing of Employee’s voluntary termination effective six (6) calendar months after the date of such notice. In all three cases, such advance written notice shall be directed to KV’s Vice President, Staffing.

In the event of such voluntary termination, Employee agrees, pursuant to (a) or (b) above, to remain on the job for the balance of the term and for three (3) additional months after the end of the term. Employee agrees in the event of termination under any of the foregoing subparagraphs (a), (b) or (c) to at all times faithfully, industriously and to the best of his ability,

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experience and talents, perform all of the duties that have been required of him prior to Employee’s notice of termination for the balance of his employment, all to the reasonable satisfaction of KV. Employee agrees that he will remain actively at work, as described above, and will continue to be compensated at his normal rate, during the entire six (6) month notice period, unless he is released from all responsibilities prior to the end of the notice by the Board of Directors or the Chief Executive Officer of KV, in which case, his compensation shall be discontinued. Because of the nature of the position and the business, Employee agrees that if he should fail to fully comply with the notice required by this subsection, and if he should fail to fully comply with the requirement to remain on the job and faithfully and to the best of his ability perform all of his duties, KV will incur damages as a direct result and that the amount of said damages will be difficult to ascertain. Accordingly, specific performance will be required unless KV releases Employee from these obligations.

If Employee decides to terminate his employment with KV, Employee shall disclose Employee’s decision to terminate to the Vice President, Staffing of KV and shall not disclose such information to any other party (except for a subsequent employer of Employee which has agreed to keep such information confidential until KV has announced Employee’s termination) until such time as the Vice President, Staffing of KV determines how and when to announce Employee’s termination.

(B) Involuntary. In the event of involuntary termination by KV, except termination for cause, KV shall provide Employee with severance pay of no less than one-half of the Employee’s annual base salary, then in effect under Paragraph 3 of this Agreement, less usual withholdings. This severance package shall be paid in six (6) equal monthly installments, each payment to be made on the last day of each of the six (6) calendar months following the last day worked. In addition, KV shall provide Employee, at KV’s expense, with medical, disability and life insurance coverage and all other insurance coverage of the same or similar types, and in the same or similar amounts as KV is providing to Employee immediately prior to the last day worked. This continuation of insurance coverage shall cease the earlier of six (6) months after the last date worked or at such time as Employee obtains other full-time, non-temporary employment which provides comparable coverage. In addition, as of the last date worked unless Employee is involuntarily terminated for cause, all stock options shall become immediately exercisable and shall remain exercisable until the earlier of six (6) months following the last date worked or at such time as Employee obtains other full-time, non-temporary employment.

In consideration of the severance pay provided under this paragraph, in the event of the cancellation, termination or expiration of the Employment Agreement for any reason, Employee agrees to provide reasonable and necessary services to assist KV in transition of responsibilities and ongoing continuity of his job function unless KV does not request such services.

KV may terminate this Agreement for cause and in such event Employee shall not be entitled to any severance pay. The term “for cause” as used herein shall mean (i) commission of a dishonest or criminal act in respect of Employee’s employment or conviction of a felony, or (ii) breach of trust or gross negligence, or (iii) willful refusal to perform duties imposed by this Agreement which are legal and not improper, or (iv) Employee’s violation of Paragraph 6, 8, 9 or 10 of this Agreement, or (v) the continuing neglect or failure of Employee to perform the duties reasonably assigned to Employee by KV and after notice from KV of such neglect or failure, Employee’s failure to cure such neglect or failure. Any termination of this agreement by KV shall be effective only upon providing Employee with written notice and advising Employee as to whether his termination is for cause.

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Employee acknowledges that the duties and obligations of Paragraphs 7, 9, 10, 11 and 12 shall survive the termination of his employment.

4. The following new Sections 22, 23 and 24 are hereby added to the end of the Employment Agreement:

22. Change of Control.

(A) Definition. For purposes of this Agreement, a “Change of Control” of KV shall mean the occurrence of any one of the following events:

(i) any “person,” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, becomes a “beneficial owner,” as such term is used in Rule 13d-3 promulgated under that Act, of twenty percent (20%) or more of the voting stock of KV;

(ii) the majority of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of this Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by two-thirds (2/3) of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

(iii) KV adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

(iv) all or substantially all of the assets or business of KV is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of KV immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting stock of the company, all of the voting stock or other ownership interests of the entity or entities, if any, that succeed to the business of KV); or

(v) KV combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of KV, immediately prior to the combination hold, direct or indirectly, fifty percent (50%) or less of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates of such other company in exchange for stock of such other company).

(B) Termination After Change in Control. In the event of a Change of Control of KV, if (i) immediately preceding such Change of Control, Employee was providing services under Paragraph 2 or 5, and (ii) Employee’s employment in such capacity terminates within a two-year period following such Change of Control (“Termination”), involuntarily, with or without cause, for any reason whatsoever, except for the death or disability of Employee, Employee shall be entitled to the benefits provided in Paragraph 22(C). For purposes of this Paragraph 22, “Date of Termination” shall mean the date on which a Notice of Termination is given, unless the parties agree to another date, and “Notice of Termination” shall mean a written notice communicated by either party to the other party which indicates that Employee’s employment with KV is being terminated.

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(C) Payments on Termination After Change in Control.

(i) Employee’s annual base salary through the Date of Termination at the rate in effect on the date Notice of Termination is given, including vacation pay, allowances and other compensation and benefits, and (ii) the amount, if any, of any bonus for the past fiscal year (and pro rata for any portion of the then current fiscal year through the Date of Termination) which has not been awarded or paid under any bonus plans in which Employee is entitled to participate at the time of the Change of Control or under other bonus plans at least as beneficial to Employee. In addition, KV shall continue in full force and effect for the benefit of Employee through the Date of Termination all stock ownership, purchase or option plans, employee benefit or compensation plans, and insurance or disability plans in effect immediately preceding the Change of Control or plans substantially similar thereto.

(ii) In lieu of any further payments or benefits to be paid or otherwise provided under Paragraph 5 (excluding any stock option or restricted stock grants, and any deferred compensation benefits for any period subsequent to the Date of Termination), KV shall pay as severance pay (“Severance Pay”) to Employee a lump sum payment equal to the sum of: (a) one and one-half (1 1/2 ) times the greater of: (x) Employee’s base salary immediately prior to the Date of Termination, or (y) Employee’s base salary in effect immediately prior to the date on which the Change of Control occurred, and (b) Employee’s bonus, which would be payable in respect of the eighteen (18) month period beginning on the Date of Termination as if Employee had continued his position assuming an annual bonus equal to the average of the three (3) complete bonus years immediately preceding the Date of Termination. Such Severance Pay shall be subject to all applicable federal and state income taxes. The Severance Pay based upon Employee’s base salary and bonus shall be paid on or before the fifth (5th) day following the Date of Termination. Employee, by written notice to KV at any time prior to a Change of Control of KV or the Date of Termination, may elect, in his sole discretion, to receive said Severance Pay interest-free at a future time, but in no event any later than eighteen (18) months after the Date of Termination.

(iii) To the extent not otherwise provided for under the terms of any of KV’s stock option agreements, all stock options granted by KV or any predecessor of KV to Employee shall vest and be exercisable or transferable as of the Date of Termination and shall remain fully exercisable for ninety (90) days following the Date of Termination.

(iv) With respect to welfare benefits (health, life, dental, AD&D), KV shall maintain in full force and effect, for the continued benefit of Employee and members of Employee’s family, for a period of eighteen (18) months after the Date of Termination; all employee benefit plans and programs, which KV otherwise provides for its employees.

(D) Application of Section 280G and Section 4999. If it shall be determined that any payment or distribution by KV to or for the benefit of Employee (whether paid or payable or distributable pursuant to the terms of this Paragraph 22, would be considered to be a parachute payment as defined in Section 280G of the Internal Revenue Code such that it would be subject to the payment by Employee of the excise tax imposed by Section 4999 of the Internal Revenue Code of 1987, as amended, or any interest or penalties is alleged to be due from Employee with respect to such excise tax (such excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then Employee’s Severance Pay shall be limited, as determined by Employer in its discretion, so as to avoid any Excise Tax.

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(23) Notice. Any notice given by either party hereunder shall be in writing and shall be personally delivered or shall be mailed, Express, certified or registered mail, or sent by a generally recognized next business day courier, postage or other charges prepaid, as follows:

To KV:

KV Pharmaceutical Company

2503 South Hanley Road

St. Louis, Missouri 63144

Attention: Vice President, Staffing

To Employee:

At his address as set forth on the payroll records of KV,

or to such other address as may have been furnished to the other party by written notice. Notice shall be deemed given on the date personally delivered, or if sent by Express Mail or next business day courier on the business day following the date sent, or if otherwise mailed, two (2) calendar days after the date postmarked.

(24) Continuation of Other Provisions of Employment Agreement. The paragraphs of the Employment Agreement which have not been amended by this Amendment shall remain in full force and effect.

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IN WITNESS WHEREOF, Employee and KV have executed this Amendment on the day and year first written above.

“EMPLOYEE”

/s/ Richard H. Chibnall
RICHARD H. CHIBNALL

“KV”

KV PHARMACEUTICAL COMPANY

BY:	/s/ Gerald R. Mitchell
GERALD R. MITCHELL VP, Treasurer & CFO

Witness:	/s/ Judith Erker

Date:	June 13, 2005

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KV PHARMACEUTICAL COMPANY

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT (this “Third Amendment”) is made and entered into as of December 31, 2008, by and among RICHARD H. CHIBNALL (“Employee”) and KV PHARMACEUTICAL COMPANY, a Delaware corporation (“KV”).

RECITALS

WHEREAS, KV and Employee entered into that certain KV Pharmaceutical Company Employment and Confidential Information Agreement dated December 22, 1995 (the “Agreement”), and to Amendments dated February 1, 2000 (the “Amendment”), and April 1, 2005 (the “Second Amendment” which, together with the Amendment and the Agreement are collectively referred to herein as the “Employment Agreement”); and

WHEREAS, KV and Employee want to amend the Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, for and in consideration of the mutual covenants, agreements, understandings, undertakings, representations, warranties and promises hereinafter set forth, and intending to be legally bound thereby, KV and Employee do hereby amend the Employment Agreement and agree as follows:

1. Add the following Paragraph 23:

23. Specified Employee. Notwithstanding any provision to the contrary, if the Employee is a “specified employee” (within the meaning of Section 409(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”)) at the time of termination of his employment with KV and he is entitled to the payments under Paragraph 5 or Paragraph 22(C), amounts payable to the Employee pursuant to Paragraph 5 or Paragraph 22(C) shall not commence until the first day of the seventh month immediately following the month in which payment of benefits would otherwise commence but for this Paragraph 23. In this event, the total of the monthly benefits, that would have otherwise been paid for the first six months but for this Paragraph 23, shall be paid in a single sum, along with the regular monthly payment for the seventh month, as of the first day of said seventh month with interest on such amounts at the prime rate (as published in the Wall Street Journal), compounded annually, as in effect on the first day such benefits would be paid out but for this Paragraph 23.

2. Renumber Paragraphs 23 and 24 as Paragraphs 24 and 25, respectively.

3. The last sentence of Paragraph 22(C)(ii) is hereby deleted in its entirety.

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IN WITNESS WHEREOF, Employee and KV have executed and delivered this Third Amendment as of the date first above written.

EMPLOYEE:

/s/ Richard H. Chibnall
Name:	RICHARD H. CHIBNALL

Dated:	12/31/2008

KV:

KV PHARMACEUTICAL COMPANY

By:	/s/ David Van Vliet
Name:	David Van Vliet
Title:	Interim President & CEO

Dated:	December 31, 2008

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